THIRD AMENDED AND RESTATED
BYLAWS
OF
INDEPENDENCE CONTRACT DRILLING, INC.

Adopted as of February 28, 2023

Article I — MEETINGS OF STOCKHOLDERS
1.1Annual Meetings of Stockholders. The annual meeting of the stockholders of Independence Contract Drilling, Inc. (the "Corporation") shall be held on such day as may be designated from time to time by the Board of Directors of the Corporation (the "Board of Directors" or "Board") and stated in the notice of the meeting, and on any subsequent day or days to which such meeting may be adjourned or postponed, for the purposes of electing directors in accordance with this Article I and of transacting such other business as may properly come before the meeting. The Board of Directors shall designate the time for the holding of such meeting, and not less than ten (10)-days' nor more than sixty (60)-days' notice shall be given to the stockholders of record as of the record date for the meeting of the time and place so fixed.
1.2Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. The Board of Directors shall designate the place, which may be any place within or without the State of Delaware as the Board of Directors may designate, and time for the holding of such meeting, and not less than ten (10)-days' nor more than sixty (60)-days' notice shall be given to the stockholders of record as of the record date for the meeting of the time and place so fixed.
1.3Notice of Stockholder Business and Nominations; Place of Meetings.
(a)Annual Meetings of Stockholders.
(i)Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (the "Annual Meeting") only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto) for such Annual Meeting, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (1) was a stockholder of record of the Corporation both at the time the notice provided for in this Section 1.3 is delivered to the Secretary of the Corporation (the "Secretary") and at the time of the Annual Meeting, (2) shall be entitled to vote at such meeting, and (3) complies with the notice procedures set forth in this Section 1.3 as to such nomination or business. Clause (C) above shall be the exclusive means for a stockholder to make nominations or submit business (other than matters properly brought under applicable provisions of federal law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and as indicated in the Corporation's notice of meeting) before an Annual Meeting.
(ii)Without qualification, for nominations or any other business to be properly brought before an Annual Meeting by a stockholder pursuant to Section 1.3(a)(i)(C), the stockholder, in addition to any other applicable requirements, must have given timely notice

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thereof in writing to the Secretary and any such proposed business must constitute a proper matter for stockholder action under General Corporation Law of the State of Delaware, as amended (the "DGCL"). In addition to complying with the provisions of Rule 14a-19 promulgated under the Exchange Act, to be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's Annual Meeting (provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of the Annual Meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. To be in proper form, a stockholder's notice to the Secretary (pursuant to this Section 1.3) shall set forth:
(A)as to each person, if any, whom the stockholder proposes to nominate for election as a director (the "Proposed Nominee"): (1) the name, age, business address and residential address of such Proposed Nominee; (2) the principal occupation and employment of such Proposed Nominee; (3) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (4) the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (5) a description of all direct and indirect compensation and other agreements, arrangements and understandings (whether written or oral) during the past three (3) years, and any other relationships, between or among such stockholder or any Stockholder Associated Person (as defined in clause (I)), on the one hand, and each Proposed Nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination or any Stockholder Associated Person on whose behalf the nomination is made were the "registrant" for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; (6) a description of any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and (7) with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement required by Section 1.4;
(B)if the notice relates to any business (other than the nomination of persons for election as directors) that the stockholder

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proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the Annual Meeting, (2) the reasons for conducting such business at the Annual Meeting, (3) the exact text of the proposal or business, which text shall not exceed 500 words, and, if applicable, the exact text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the applicable Bylaws of the Corporation (the "Bylaws"), the exact language of the proposed amendment, (4) any interest in such business of such stockholder or any Stockholder Associated Person on whose behalf the proposal is made, (5) a description of all agreements, arrangements and understandings (whether written or oral) between such stockholder or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, and (6) all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies in support of such proposed business by such Noticing Party or any Stockholder Associated Person pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(C)as to the stockholder giving the notice (the "Noticing Party") and any Stockholder Associated Person on whose behalf the nomination or proposal is made (1) the name and address of such Noticing Party and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation's books and records), (2) the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Stockholder Associated Person (including any rights to acquire beneficial ownership at any time in the future); the date or dates on which such shares were acquired; and the investment intent of such acquisition, (3) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Stockholder Associated Person and any pledge by such Noticing Party or any Stockholder Associated Person with respect to any of such securities, (4) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called "stock borrowing" agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Stockholder Associated Person with respect to securities of the Corporation, whether or

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not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (any of the foregoing, a "Derivative Instrument"); (5) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Party or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, (6) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any of the Stockholder Associated Persons or (II) between or among such Noticing Party or any Stockholder Associated Person and any other person or entity (naming each such person or entity), related to (w) any relationship pursuant to which such Noticing Party or any Stockholder Associated Person, directly or indirectly, has a right to acquire, hold, vote or dispose of any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), (x) any understanding that such Noticing Party or any Stockholder Associated Person may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder's shares in the Corporation at any meeting of the Corporation's stockholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Stockholder Associated Person, (y) any understanding pursuant to which such Noticing Party or any Stockholder Associated Person agree to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) and (z) any other agreements that would be required to be disclosed by such Noticing Party, any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D pursuant to Section 13 of the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to such Noticing Party, such Stockholder Associated Person or such other person or entity), (7) any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (8) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Stockholder Associated Person (I) is a general partner or, directly or

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indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (9) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such Noticing Party or any Stockholder Associated Person, (10) any direct or indirect interest of such Noticing Party or any Stockholder Associated Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement), (11) a description of any material interest of such Noticing Party or any Stockholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee, (12) a representation that (I) neither such Noticing Party nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.3(a)(ii)(C), (13) a complete an accurate description of any performance-related fees (other than an asset-based fee) to which such Noticing Party or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation's securities or any Derivative Instruments, including any such interests held by members of such Noticing Party's or any Stockholder Associated Person's immediate family sharing the same household, (14) a description of the investment strategy or objective, if any, of such Noticing Party or any Stockholder Associated Person who is not an individual, (15) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Stockholder Associated Person, or such Noticing Party's or any Stockholder Associated Person's associates, (regardless of whether such person or entity is actually required to file a Schedule 13D), (16) a certification regarding whether such Noticing Party and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such person's acquisition of shares of capital stock or other securities of the Corporation and such person's acts or omissions as a stockholder of the Corporation, if such person is or has been a stockholder of the Corporation, (17) (I) if the Noticing Party is not a natural person, the identity of the natural person or persons associated with such Noticing Party responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the "Responsible Person"), the manner in which such Responsible Person was

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selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Noticing Party, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party to propose such business or nomination to be brought before the meeting and (II) if the Noticing Party is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Noticing Party to propose such business or nomination to be brought before the meeting, (18) a list of all transactions by such Noticing Party and such Stockholder Associated Person, if any, involving any securities of the Corporation or any of the agreements described in Clauses (4) through (7) within the six (6) month period prior to the date of the notice and (19) all other information relating to such Noticing Party or any Stockholder Associated Person, or such Noticing Party's or any Stockholder Associated Person's associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;  provided, however, that the disclosures in the foregoing subclauses (1) through (19) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by the Bylaws on behalf of a beneficial owner.;
(D)a representation that such Noticing Party intends to appear in person or by proxy at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative (as defined below) of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(E)a complete and accurate description of any pending or, to such Noticing Party's knowledge, threatened legal proceeding in which such Noticing Party or any Stockholder Associated Person is a party or participant involving the Corporation or, to such Noticing Party's

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knowledge, any current or former officer, director, affiliate or associate of the Corporation;
(F)identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Party to support the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of all shares of the Corporation's capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);
(G)a representation from such Noticing Party as to whether such Noticing Party or any Stockholder Associated Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to a number of holders of the Corporation's voting shares reasonably believed by such Noticing Party to be sufficient to approve or adopt the business to be proposed or elect the Proposed Nominees, as applicable, (B) to solicit proxies in support of director nominees other than the Corporation's nominees (as defined below) in accordance with Rule 14a-19 under the Exchange Act or (C) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and
(H)such other information as the Corporation may reasonably require or that is otherwise reasonably necessary (1) to determine the eligibility of any proposed nominee to serve as a director of the Corporation, (2) to determine whether such nominee qualifies as an "independent director" or "audit committee financial expert" under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation; and (3) that could be material to a reasonable stockholder's understanding of the independence, experience and qualifications, or lack thereof, of such nominee.
(I)For purposes of this Section 1.3, "Stockholder Associated Person" of any stockholder means (1) any beneficial owner of shares of stock of the Corporation on whose behalf any proposal or nomination is made by such stockholder; (2) any affiliates or associates of such stockholder or any beneficial owner described in clause (1); and (3) each other person with whom any of the persons described in the foregoing clauses (1) and (2) either is acting in concert with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any shares of capital stock of the Corporation or to cooperate in obtaining, changing or influencing the

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control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).
(iii)Notwithstanding anything in the second sentence of Section 1.3(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an Annual Meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year's Annual Meeting, a stockholder's notice required by this Section 1.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b)Additional Information. In addition to the information required pursuant to the foregoing provisions of this Section 1.3, the Corporation may require any Noticing Party and any Stockholder Associated Person on whose behalf the nomination or proposal is made to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation's securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation's directors, including those applicable to a director's service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation. In addition, the Board may require any Proposed Nominee to submit to interviews with the Board or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board or any committee thereof.
(c)Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting for such special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.3 is delivered to the Secretary and at the time of the special meeting, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 1.3. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice in the same form as required by paragraph (a)(ii) of this Section 1.3 with respect to any nomination (including the completed and signed questionnaire,

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representation and agreement required by Section 1.4) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.
(d)General.
(i)Subject to Section 2.4, only such persons who are nominated in accordance with the procedures set forth in this Section 1.3 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.3. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 1.3(a)(ii) and Section 1.3(c), as applicable. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation (as amended to date, and as amended from time to time hereafter, the "Certificate of Incorporation") or the Bylaws, the chairperson of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.3 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 1.3, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted or considered. Notwithstanding the foregoing provisions of this Section 1.3, unless otherwise required by law, if the stockholder (or a Qualified Representative of the Noticing Party) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(ii)A Noticing Party shall update such Noticing Party's notice provided under the foregoing provisions of this Section 1.3, if necessary, such that the information provided or required to be provided in such notice shall be true and correct (A) as of the record date for determining the stockholders entitled to receive notice of the meeting and (B) as of the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the close of business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the close of business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update

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required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such Noticing Party's prior submission and (III) clearly identify the information that has changed since such Noticing Party's prior submission, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. For the avoidance of doubt, any information provided pursuant to this Section 1.3(d)(ii) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 1.3 and shall not extend the time period for the delivery of notice pursuant to this Section 1.3. If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1.3.
(iii)If any information submitted pursuant to this Section 1.3 by any Noticing Party proposing individuals to nominate for election or reelection as a director or business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 1.3.  Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 1.3 (including if any Noticing Party or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 1.3(a)(ii)(G)(B)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall (I) be made only to the extent that any information submitted pursuant to this Section 1.3 has changed since such Noticing Party's prior submission and (II) clearly identify the information that has changed since such Noticing Party's prior submission, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 1.3 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 1.3 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 1.3.
(iv)If, in connection with notice provided to the Corporation pursuant to Section 1.3(a)(ii), a Noticing Party or Stockholder Associated Person provides notice to the Corporation pursuant to Rule 14a-19(b) under the Exchange Act and such stockholder or Stockholder Associated Person subsequently either (i) notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of director nominees other than the Corporation's nominees in accordance with Rule 14a-19 under the Exchange Act or (ii) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the 1934 Act, then the Corporation shall disregard any proxies or votes solicited for the director nominees proposed by such Noticing Party or Stockholder Associated Person. Upon request by the Corporation, if a Noticing Party or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with notice provided to the

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Corporation pursuant to Section 1.3(a)(ii), such Noticing Party or Stockholder Associated Person shall deliver to the Secretary of the Corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied. For purposes of this Section 1.3, to be considered a "Qualified Representative" of the Noticing Party, a person must be authorized by a writing executed by such Noticing Party or an electronic transmission delivered by such Noticing Party to act for such Noticing Party as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the stockholders.
(v)For purpose of this Section 1.3, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(vi)In addition to complying with the foregoing provisions of this Section 1.3, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.3. Nothing in this Section 1.3, shall (I) be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to applicable provisions of federal law, including the Exchange Act or (B) of the holders of any series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Designations of the Corporation (the "Certificate of Designations") or (II) entitle any stockholder to propose business for consideration at any special meeting of stockholders.
(e)Place of Meetings.
(i)The Board of Directors may designate the place of meeting (either within or without the State of Delaware) for any meeting of stockholders. If no designation is made by the Board of Directors, the place of the meeting shall be held at the principal executive offices of the Corporation. In addition, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as authorized by Section 211(a)(2) of the DGCL.
1.4Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.3 of the Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such

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person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all corporate governance, conflict of interest, confidentiality, stock ownership and stock trading policies and guidelines of the Corporation (which other guidelines and policies will be provided to such person within five (5) business days after the Secretary receives any written request therefor from such person), and any rules, regulations and listing standards, in each case as applicable to other members of the Board of Directors, and all applicable fiduciary duties under state law, (d) consents to being named as a nominee in the Corporation's proxy statement and form of proxy for the meeting, (e) intends to serve a full term as a director of the Corporation, (f) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading and (g) will tender his or her resignation as a director of the Corporation if the Board determines that such person failed to comply with the provisions of this Section 1.4 in all material respects, provides such person of notice of any such determination and, if such non-compliance may be cured, such person fails to cure such non-compliance within ten (10) business days after delivery of such notice to such Proposed Nominee.
1.5Record Date. The Board of Directors may fix a date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and shall not be less than ten (10) or more than sixty (60) days preceding the date of any meeting of stockholders, as a record date for the determination of stockholders entitled to notice of any such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.
1.6Proxies. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors designating as proxies such person or persons as the Board of Directors may select.
1.7Quorum and Voting. A majority of the outstanding shares of stock of the Corporation entitled to vote, present in person (including, if appliable, if deemed present in person by means of remote communication pursuant to Section 2.11 of the DGCL) or represented by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum at any meeting of the stockholders, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. Abstentions and broker non-votes shall be deemed to be shares present for quorum purposes. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast by the holders of the shares of the class or classes or series, present

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in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairperson of the meeting may adjourn the meeting to another place, if any, date and time in the manner provided in Section 1.8 of the Bylaws until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. Directors shall be elected as provided in Section 2.3. For all matters as to which no other voting requirement is specified by the DGCL, the Certificate of Incorporation, or the Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the New York Stock Exchange or any other exchange or quotation system on which the capital stock of the Corporation is quoted or traded, the requirements of Rule 16b-3 under the Exchange Act or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or the Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requisite vote if more than one is required). For the approval or ratification of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter. Stockholder votes may be cast in person or by proxy as provided in Section 1.6 of the Bylaws. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.
1.8Adjournment. Any meeting of the stockholders may be adjourned from time to time, and at any such adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called. When a meeting is adjourned to another time or place, if any, including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication, notice need not be given of the adjourned meeting (a) if the time and place thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with the Bylaws and (b) if the date is not more than thirty (30) days after the date for which the meeting was originally noticed. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In no event will the adjournment or postponement of an Annual Meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described in Section 1.3(a)(ii) of the Bylaws.
1.9Conduct of Business. Meetings of the stockholders shall be presided over by the Chairperson of the Board of Directors (the "Chairperson"), if any, or in his or her absence by the Lead Director of the Board of Directors (the "Lead Director"), if any, or in the absence of the

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foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen by the directors present at the meeting. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. The chairperson of the meeting shall appoint a person to act as secretary of each meeting. The chairperson of any meeting of stockholders of the Corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order. The chairperson shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (vii) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (viii) conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (ix) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (x) rules, regulations or procedures for compliance with any state and local laws and regulations including those concerning safety, health and security; (xi) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (xii) any rules, regulations or procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chairperson of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Article II — DIRECTORS
2.1Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and

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do all such lawful acts and things except as may be otherwise provided in the DGCL or the Certificate of Incorporation.
2.2Number of Directors. The Board of Directors shall initially consist of five (5) members, each of whom shall be a natural person. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed, and may be increased or decreased from time to time, exclusively by a resolution adopted by a majority of the entire Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.
2.3Election, Qualification and Term of Office of Directors.
(a)Except as provided in this Section 2.3, Section 2.4, and subject to Article I, or in the Certificate of Incorporation, each director shall be elected by the vote of a majority of the votes cast for the director at any meeting for the election of directors at which a quorum is present; provided, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the affirmative vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 2.3 of the Bylaws, a majority of votes cast shall mean that the number of shares voted "for" a director's election exceeds the number of votes cast "against" that director's election. In any uncontested election of directors, any incumbent director nominee who does not receive the vote of the majority of votes shall, within ten (10) days following the certification of the election results, tender his or her resignation to the Board of Directors. The Board of Directors shall decide, through a process managed by the Board of Directors committee responsible for director nominations, whether to accept or reject the tendered resignation, or whether other action should be taken.
(b)Directors need not be stockholders unless so required by the Certificate of Incorporation or the Bylaws. The Certificate of Incorporation or the Bylaws may prescribe other qualifications for directors. Each director shall hold office until such director's successor is elected and qualified or until such director's earlier death, resignation or removal. Notwithstanding anything in the Bylaws to the contrary, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting, separately by class or series, to elect directors at an annual or special meeting or the election, term or office, filling of vacancies and other features of such directorships shall be governed by the Certificate of Designations applicable thereto.
2.4Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Except as otherwise provided by any resolution or resolutions providing for the issuance of a class or series of Preferred Stock adopted by the Board of Directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement,

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disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until his or her successor shall be elected and qualified.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or the Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

2.5Place of Meetings; Meetings by Telephone. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or the Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

2.6Conduct of Business. The Chairperson shall be chosen from among the directors and may be the Chief Executive Officer. Except as otherwise provided by law, the Certificate of Incorporation or this Section 2.6, the Chairperson shall preside at all meetings of stockholders and of the Board of Directors. The Chairperson shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

The Board of Directors may include a Lead Director. The Lead Director shall be one of the directors who has been determined by the Board of Directors to be an "independent director" (any such director, an "Independent Director"). The Lead Director shall preside at all meetings of the Board of Directors at which the Chairperson is not present, preside over the executive sessions of the Independent Directors, serve as a liaison between the Chairperson and the Board of the Directors and have such other responsibilities, and perform such duties, as may from time to time be assigned to him or her by the Board of Directors. The Lead Director shall be elected by a majority of the Independent Directors.

At each meeting of the Board of Directors, the Chairperson, or, in the Chairperson's absence, the Lead Director, or, in the Lead Director's absence, a director chosen by a majority of the directors present, shall act as chairperson. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an assistant secretary shall perform the duties of secretary at such meeting, and in the absence from any such meeting of the Secretary and all assistant secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

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2.7Regular Meetings; Notice. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
2.8Special Meetings; Notice. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson, the Chief Executive Officer, the President, or a majority of the directors.

Notice of the time and place of special meetings shall be:

(a)delivered personally by hand, by courier or by telephone;
(b)sent by United States first-class mail, postage prepaid;
(c)sent by nationally recognized overnight delivery service for next day delivery;
(d)sent by facsimile; or
(e)sent by electronic mail,

directed to each director at that director's address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation's records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by overnight delivery service, it shall be deposited for next day delivery at least two (2) days before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director directly. The notice need not specify the purpose of the meeting.

2.9Quorum; Voting. At all meetings of the Board of Directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, then the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or the Bylaws.

If the Certificate of Incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in the Bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

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2.10Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
2.11Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or the Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.
2.12Removal of Directors. Any director may be removed from the Board of Directors by the stockholders of the Corporation only for cause, and in such case only by the affirmative vote of the holders of at least a majority of the total voting power of all classes of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors.
Article III — COMMITTEES
3.1Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, and, to the extent permitted by law, to have and exercise such authority as may be provided for in the resolutions creating such committee, as such resolutions may be amended from time to time. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.
3.2Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
3.3Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
(a)Section 2.5 (Place of Meetings; Meetings by Telephone);

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(b)Section 2.7 (Regular Meetings; Notice);
(c)Section 2.8 (Special Meetings; Notice);
(d)Section 2.9 (Quorum; Voting); and
(e)Section 2.10 (Board Action by Written Consent Without a Meeting);

with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members. However:

(f)the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee;
(g)special meetings of committees may also be called by resolution of the Board of Directors; and
(h)notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of the Bylaws.
3.4Subcommittees. Unless otherwise provided in the Certificate of Incorporation, the Bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
Article IV — OFFICERS
4.1Officers. The officers of the Corporation shall be a President and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, an executive Chairperson, a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a General Counsel, a Treasurer, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of the Bylaws. Any number of offices may be held by the same person. The salaries of officers appointed by the Board of Directors shall be fixed from time to time by the Board of Directors or a committee thereof or by the officers as may be designated by resolution of the Board of Directors.
4.2Appointment of Officers. The Board of Directors shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 of the Bylaws.
4.3Subordinate Officers. The Board of Directors or the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, may appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in the Bylaws or as the Board of Directors, Chief Executive Officer or President may from time to time determine.

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4.4Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

4.5Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in Section 4.3.
4.6Representation of Shares of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any other person authorized by the Board of Directors or the President is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
4.7Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board, have general supervision over the business of the Corporation and shall direct the affairs and policies of the Corporation. The Chief Executive Officer may also serve as Chairperson and may also serve as President, if so elected by the Board. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by the Bylaws or by the Board.
4.8President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by the Bylaws, the Board or the Chief Executive Officer.
4.9Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by the Bylaws, the Board or the Chief Executive Officer.
4.10Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Executive Vice Presidents (if any), Senior Vice Presidents (if any) and such other Vice Presidents

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as shall have been chosen by the Board shall have such powers and shall perform such duties as shall be assigned to them by the Board or the Chief Executive Officer.
4.11Secretary. The Secretary shall give the requisite notice of meetings of stockholders and directors and shall record the proceedings of such meetings, shall have custody of the seal of the Corporation and shall affix it or cause it to be affixed to such instruments as require the seal and attest it and, besides the Secretary's powers and duties prescribed by law, shall have such other powers and perform such other duties as shall at any time be assigned to such officer by the Board or the Chief Executive Officer.
4.12Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. The Treasurer shall have such other powers and perform such other duties as shall at any time be assigned to such officer by the Board or the Chief Executive Officer.
4.13Assistant Secretaries. Assistant Secretaries, if there be any, shall assist the Secretary in the discharge of the Secretary's duties, shall have such powers and perform such other duties as shall at any time be assigned to them by the Board and, in the absence or disability of the Secretary, shall perform the duties of the Secretary's office, subject to the control of the Board or the Chief Executive Officer.
4.14Assistant Treasurers. Assistant Treasurers, if there be any, shall assist the Treasurer in the discharge of the Treasurer's duties, shall have such powers and perform such other duties as shall at any time be assigned to them by the Board and, in the absence or disability of the Treasurer, shall perform the duties of the Treasurer's office, subject to the control of the Board or the Chief Executive Officer.
4.15Other Officers. Except as otherwise provided in the Bylaws, other officers of the Corporation shall have such powers and duties in the management of the Corporation as may be designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
Article V — INDEMNIFICATION
5.1Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article V, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments,

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fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nob contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.
5.2Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article V, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
5.3Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 5.1 or Section 5.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
5.4Indemnification of Others. Subject to the other provisions of this Article V, the Corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to such person or persons the determination of whether employees or agents shall be indemnified.
5.5Advanced Payment of Expenses. Expenses (including attorneys' fees) incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article V or the DGCL. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

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Notwithstanding the foregoing, unless otherwise determined pursuant to Section 5.8, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

5.6Limitation on Indemnification and Advancement of Expenses. Subject to the requirements in Section 5.3 and the DGCL, the Corporation shall not be required to provide indemnification or, with respect to clauses (a), (c) and (d) below, advance expenses to any person pursuant to this Article V:
(a)in connection with any Proceeding (or part thereof) initiated by such person except (i) as otherwise required by law, (ii) in specific cases if the Proceeding was authorized by the Board of Directors, or (iii) as is required to be made under Section 5.7;
(b)in connection with any Proceeding (or part thereof) against such person providing for an accounting or disgorgement of profits pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory law or common law;
(c)for amounts for which payment has actually been made to or on behalf of such person under any statute, insurance policy or indemnity provision, except with respect to any excess beyond the amount paid; or
(d)if prohibited by applicable law.
5.7Determination; Claim. If a claim for indemnification or advancement of expenses under this Article V is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such suit, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.
5.8Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents

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respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.
5.9Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.
5.10Survival. The rights to indemnification and advancement of expenses conferred by this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
5.11Effect of Repeal or Modification. Any repeal or modification of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
5.12Certain Definitions. For purposes of this Article V, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V.
Article VI — STOCK
6.1Stock Certificates; Partly Paid Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairperson, or the

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President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
6.3Lost Certificates. Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
6.4Dividends. The Board of Directors, subject to any restrictions contained in the Certificate of Incorporation or applicable law, may declare and pay dividends upon the shares of the Corporation's capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Certificate of Incorporation.

The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

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6.5Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
6.6Registered Stockholders. The Corporation:
(a)shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;
(b)shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and
(c)shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
6.7Transfers. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.
6.8Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall be not more than sixty (60) days prior to such action and not earlier than the date of the resolution. If no such record date is fixed by the Board of Directors, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Article VII — MANNER OF GIVING NOTICE AND WAIVER
7.1Notice of Stockholder Meetings. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the Corporation's records. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If any notice addressed to a stockholder at the address of such stockholder appearing on the books of the Corporation is returned to the Corporation by the United States mail marked to indicate that the postal service is unable to deliver the notice to such stockholder at such address, all further notices to such stockholder at such address shall be deemed to have been duly given without further mailing if the same shall be available to such stockholder upon written demand of such stockholder to the Secretary at the principal executive offices of the Corporation for a period of one (1) year from the date of the giving of such notice.
7.2Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or the Bylaws, any notice to stockholders given by the Corporation under any

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provision of the DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:
(a)the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and
(b)such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(ii)if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;
(iii)if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iv)if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

7.3Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within

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sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.
7.4Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or the Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
7.5Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or the Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or the Bylaws.
Article VIII — GENERAL MATTERS
8.1Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year unless otherwise fixed by resolution of the Board of Directors, and may be changed by the Board of Directors.
8.2Seal. The Corporation may adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
8.3Annual Report. The Corporation shall cause an annual report to be sent to the stockholders of the Corporation to the extent required by applicable law. If and so long as there are fewer than 100 holders of record of the Corporation's shares, the requirement of sending an annual report to the stockholders of the Corporation is expressly waived (to the extent permitted under applicable law).
8.4Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors

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so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person's or entity's professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.
8.5Time Periods. In applying any provision of the Bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
8.6Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of the Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.
Article IX — AMENDMENTS
9.1Amendment. Subject to Section 10.5 below, the Bylaws may be amended, altered or repealed in accordance with the Certificate of Incorporation and the DGCL.
Article X — emergency bylaws
10.1 Emergency Bylaws. This Article X shall be operative during any applicable emergency, disaster or catastrophe referred to in Section 110 of the DGCL or other similar emergency condition (including, without limitation, a pandemic), as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action (each, an "Emergency"), notwithstanding any different or conflicting provision of the preceding Sections of the Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article X, the preceding Sections of the Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article X shall cease to be operative unless and until another Emergency shall occur.
10.2Meetings; Notice. During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board of Directors or such committee or the Chairperson, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members as, in the judgment of the person calling the meeting, it may be feasible to reach at the time. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
10.3Quorum. At any meeting of the Board of Directors called in accordance with Section 10.2 above, the presence or participation of at least two directors (including one independent director) shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with Section 10.2 above, the presence or participation of at least two committee members (including one independent director) shall constitute a quorum for the transaction of business.

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10.4Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article X shall be liable except for willful misconduct.
10.5Amendments. At any meeting called in accordance with Section 10.2 above, the Board of Directors, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article X as it deems it to be in the best interests of the Corporation so as to make any provision that may be practical or necessary for the circumstances of the Emergency.
10.6Repeal or Change. The provisions of this Article X shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 10.4 above with regard to action taken prior to the time of such repeal or change.

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